Exhibit 99.1

Contact: Beacon Power Corporation

978-694-9121

James Spiezio

spiezio@beaconpower.com

Gene Hunt

hunt@beaconpower.com

BEACON POWER NOTIFIED BY NASDAQ OF POSSIBLE DELISTING
OF THE COMPANY’S COMMON STOCK

COMPANY HAS A MINIMUM OF 180 DAYS TO MEET REQUIREMENT

WILMINGTON, Mass. — March 30, 2007 — Beacon Power Corporation (NASDAQ: BCON), a company that designs and develops advanced products and services to support more stable, reliable and efficient electricity grid operation, today announced that it has received a letter from the Nasdaq Stock Market dated March 27, 2007, indicating that for the last 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Stock Market based on Marketplace Rule 4310(c)(4). In accordance with Marketplace Rule 4310(c)(8)(D), the Company has been provided 180 calendar days, or until September 24, 2007, to regain compliance.  If at any time before September 24, 2007 the Company’s common stock has a closing bid price of $1.00 or more for a minimum of 10 consecutive business days the Nasdaq Stock Market Staff will notify the Company that it complies with Rule 4310(c)(4).

If the Company has not met the requirements of  Rule 4310(c)(4) by September 24, 2007 but meets any one of the three criteria as set forth in Marketplace Rule 4310(c) the Company will be granted an additional 180 calendar day compliance period to March 21, 2008.

About Beacon Power

Beacon Power Corporation designs and develops advanced products and services to support stable, reliable and efficient electricity grid operation. The Company’s primary business strategy is to commercialize its patented flywheel energy storage technology to perform frequency regulation services on the grid. Beacon’s Smart Energy Matrix, now in development following the successful conclusion of scale-power demonstrations in two states, is a prototype for a non-polluting, megawatt-level, utility-grade flywheel-based solution that would provide sustainable frequency regulation services. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; the possibility that our stock may be removed from the Nasdaq Stock Market if we are unable to meet minimum bid price or other compliance criteria; conditions in target markets; limited experience manufacturing any product and no experience supplying frequency regulation services on a commercial basis; limited commercial contracts for sales to date; the dependence of sales on the achievement of product development and commercialization milestones, including design modifications that may be needed following a recent malfunction that occurred while testing a prototype flywheel; the uncertainty of the political and economic climate, and the different electrical grid characteristics and requirements of any foreign countries into which Beacon hopes to sell or operate, including the uncertainty of enforcing contracts, the different market structures, and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; the potential for intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; the complexity and other challenges of arranging project finance and resources for one or more frequency regulation power plants; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; retaining key executives and the possible need in the future to hire and retain key executives; the recent volatility in the stock price of companies operating in the same sector. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation’s filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements..

CONTACT:
Beacon Power Corporation
James Spiezio
978-694-9121
spiezio@beaconpower.com

Gene Hunt

978-694-9121
hunt@beaconpower.com